                          CERTIFICATE OF INCORPORATION

                                       OF

                               ACCO CONTROLS, INC.


                  1. The name of the corporation is ACCO Cable Controls, Inc.

                  2. The address of the corporation's registered office in Delaware is 15 North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc., is the corporation's registered agent at that address.

                  3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  4. The corporation shall have authority to issue a total of 1000 shares of common stock of the par value of $0.01 per share.

                  5. The name of the sole incorporator is Brett S. Director and his mailing address is c/o Kaye, Scholer, Fierman, Hays & Handler, L.L.P., 425 Park Avenue, New York, New York
10022.

                  6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

                  7. The election of Board of Directors need not be by written ballot.

                  8. The corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of the corporation existing at the time of such repeal or modification.

                  9. The corporation expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.


Dated: November 5, 1997.

                                            -------------------------------
                                            /s/ Brett S. Director
                                            Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                            ACCO CABLE CONTROLS, INC.


     The undersigned being the Sole Director of the corporation, hereby certifies as follows:

     FIRST: The name of the corporation is ACCO Cable Controls, Inc.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

         Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

               "1. The name of the corporation is Trident Automotive, Inc."

     THIRD: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     FOURTH: The corporation has not received any payment for any of its stock.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this day of December 8, 1997.


                                         -------------------------------
                                         /s/ Charles W. Moore
                                         Sole Director

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                            TRIDENT AUTOMOTIVE, INC.


     Trident Automotive, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The name of the corporation is Trident Automotive, Inc.

     SECOND: The corporation amends its Certificate of Incorporation as follows:

     Paragraph FIRST of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

          "1. The name of the corporation is Dura Automotive Systems Cable Operations, Inc."

     THIRD: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Trident Automotive, Inc. has caused this Certificatge of Amendment to be signed by its duly authorized officer this 27th day of August, 1998.

                                          TRIDENT AUTOMOTIVE, INC.


                                          By: ----------------------------
                                              /s/  John A. Krsul
                                              Its: Secretary